Exhibit 10.11(D)

COTERRA ENERGY INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (“Agreement”), made as of #Grant Date# (the “Grant Date”), evidences an award by Coterra Energy Inc., a Delaware corporation (the “Company”), to #Participant Name# (the “Employee”), pursuant to the Coterra Energy Inc. 2023 Equity Incentive Plan (the “Plan”).

This Agreement is expressly subject to the terms and provisions of the Plan. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Plan.

1.Grant of Restricted Stock Units. As an additional incentive and inducement to the Employee to remain in the employment of the Company or any of its Subsidiaries, and to devote his or her best efforts to the business and affairs of the Company, effective as of the Grant Date, the Company has awarded to the Employee Restricted Stock Units representing the right to receive a total of #QuantityGranted# shares of Common Stock, subject to the terms and conditions set forth below and in the Plan (the “Restricted Stock Units”).

2.Terms of Award. Subject to the terms and provisions of this Agreement, the Restricted Stock Units shall vest 100% on #VestDate# (the “Vesting Date”), provided that the Employee remain continuously employed by the Company or a Subsidiary from the Grant Date through and including the Vesting Date. Any fractional shares shall be rounded up to the next whole share (not to exceed the total number of Restricted Stock Units granted under this Agreement). The period from the Grant Date until the Vesting Date shall be referred to herein as the “Period of Restrictions.” During the Period of Restrictions, the Restricted Stock Units shall be subject to the restrictions described in this Agreement.

3.Issuance of Shares. As soon as practicable and, in any event, no later than sixty (60) days following the Vesting Date, or, if earlier, the date the Restricted Stock Units become vested pursuant to Section 4 or Section 6, the Company shall issue to the Employee (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Employee or depositing such shares for the Employee’s benefit with any broker with which the Employee has an account relationship or the Company has engaged to provide such services under the Plan) the number of shares of Common Stock equal to the number of vested Restricted Stock Units, after being reduced by the number of shares of Common Stock with a Fair Market Value equal to the amount the Company is required by any governmental authority to withhold for tax purposes with respect to the vesting of the Restricted Stock Units.

4.Termination of Employment. Except as otherwise provided in this Section 4 or Section 6, if the Employee’s employment with the Company or a Subsidiary is terminated for any reason prior to the Vesting Date, the Restricted Stock Units shall be immediately forfeited unless otherwise determined by the Administrator. Notwithstanding anything in Section 2 to the contrary, in the case of Employee’s termination of employment (a) by retirement (as defined in the retirement policy of the Company in effect on the Grant Date with respect to Employee, as such retirement policy may be revised but in no event in a manner that is less favorable to Employee, or as may be approved by the Administrator (the “Retirement Policy”), if applicable to the Employee and this Agreement), the Restricted Stock Units shall be forfeited or vest and be settled, as applicable, in accordance with the terms of the Retirement Policy; or (b) by reason of death or Disability, the Restricted Stock Units shall become fully vested.

5.Dividend Equivalents. At the same time that the Company delivers shares of Common Stock pursuant to Section 3, the Company shall also pay to the Employee an amount in cash equal to the dividends that would have been paid on each share of Common Stock underlying the Restricted Stock Units had such share been outstanding from the Grant Date until the date the ownership of such shares of Common Stock are delivered to the Employee. The dividend equivalent payment pursuant to this Section 5 shall be paid without interest or earnings and will be subject to the payment of applicable withholding taxes. No dividend equivalent payments will be made with respect to Restricted Stock Units that do not vest pursuant to this Agreement.

6.Change in Control. Upon either a Change in Control or the Company’s ceasing to have publicly traded Common Stock as a result of a business combination or other extraordinary transaction, in each case prior to the Vesting Date, subject to the Employee remaining continuously employed by the Company or a Subsidiary through such date, the Employee shall vest in 100% of the Restricted Stock Units that are outstanding and eligible to vest immediately prior to the Change in Control or business combination or other extraordinary transaction. If the Company ceases to have publicly traded Common Stock, then instead of any share of Common Stock that would otherwise be issued there shall instead be paid an amount of cash equal to the value of the consideration received by the stockholders of the Company in respect of a share of Common Stock in connection with the Change in Control or business combination or other extraordinary transaction.

7.Transferability. The Restricted Stock Units are not transferable by the Employee, whether voluntarily, involuntarily or by operation of law or otherwise until such time as the ownership of such shares of Common Stock has been transferred to the Employee, except as provided in the Plan. Except as provided in the Plan, if any assignment, pledge, transfer, or other disposition, voluntary or involuntary, of the Restricted Stock Units shall be made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock Units, then the Employee’s right to the Restricted Stock Units shall immediately cease and terminate.

8.Beneficiary Designations. The Employee shall file with the Corporate Secretary of the Company on such form as may be prescribed by the Company, a designation of one or more beneficiaries and, if desired, one or more contingent beneficiaries (each referred to herein as a “Beneficiary”) to whom shares of Common Stock otherwise due the Employee under the terms of this Agreement shall be distributed in the event of the death of the Employee. The Employee shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Corporate Secretary of the Company or in such form as may be prescribed by the Company. If any designated Beneficiary survives the Employee but dies after the Employee’s death, any remaining benefits due such deceased Beneficiary under this Agreement shall be distributed to the personal representative or executor of the deceased Beneficiary’s estate. If there is no effective Beneficiary designation on file at the time of the Employee’s death, or if the designated Beneficiary or Beneficiaries have all predeceased such Employee, the payment of any remaining benefits under this Agreement shall be made to the personal representative or executor of the Employee’s estate. If one or more but not all of the Beneficiaries have predeceased such Employee, the benefits under this Agreement shall be paid according to the Employee’s instructions in his or her designation of Beneficiaries. If the Employee has not given instructions, or if the instructions are not clear, the benefits under this Agreement which would have been paid to the deceased Beneficiary or Beneficiaries will be paid to the personal representative or executor of Employee’s estate.

9.Assignment. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Employee and the successors and assigns of the Company. In no event shall Restricted Stock Units granted hereunder be voluntarily or involuntarily sold, pledged, assigned or transferred by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order in accordance with the terms of the Plan.

10.Restrictions on Delivery of Shares. The Company shall not be obligated to issue or deliver any shares of Common Stock if counsel to the Company determines that such issuance or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. If necessary to comply with any such law, rule, regulation or agreement, the Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock.

11.Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to conflict of law rules or principles. Any action or proceeding seeking to enforce any provision of or based on any right arising out of this Agreement may be brought against the Employee or the Company only in the courts of the State of Delaware or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and the Employee and the Company consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any action or proceeding and waives any objection to venue laid herein.

12.Rights as a Stockholder. The Employee (or Beneficiary) shall have no rights of a stockholder with respect to the shares of Common Stock potentially deliverable pursuant to this Agreement unless and until such time as the ownership of such shares of Common Stock has been transferred to the Employee.

13.Adjustments. As provided in Section 8.1 (Adjustments) of the Plan, certain adjustments may be made to the Restricted Stock Units upon the occurrence of events or circumstances described in Section 8.1 of the Plan.

14.Controlling Agreement. This Agreement shall supersede and control over any other agreement between the Company and the Employee, whether entered previously or entered subsequent to the date hereof, related to the Restricted Stock Units awarded hereunder; provided, however, that this Agreement shall be read together with any Retirement Policy, if applicable, subject to Section 18 and, provided, further, that, if the Employee is party to an employment, severance, change in control or similar agreement or arrangement with the Company and such agreement contains terms applicable to equity awards of the type granted by this Agreement (or any other Company equity awards held by Employee) that are more favorable to the Employee than the terms set forth in this Agreement, such more favorable terms shall control, regardless of when such agreement or arrangement is entered into. In the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. The decisions of the Board or the Administrator with respect to questions arising as to the interpretation of the Plan, or this Agreement and as to finding of fact, shall be final, conclusive and binding.

15.Notice. Unless the Company notifies the Employee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be:
a.delivered personally to the following address:
Coterra Energy Inc.
c/o Corporate Secretary
        840 Gessner Rd., Suite 1400
Houston, Texas 77024
             or
b. sent by first class mail, postage prepaid and addressed as follows:
Coterra Energy Inc.
c/o Corporate Secretary
840 Gessner Rd., Suite 1400
Houston, Texas 77024

Any notice or other communication to the Employee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Employee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Employee of a change of address.

16. Amendment. Without the consent of the Employee, this Agreement may be amended or supplemented (a) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (b) to add to the covenants and agreements of the Company for the benefit of Employee or to add to the rights of the Employee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Employee with respect to the Award evidenced hereby without the Employee’s consent, or (c) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws.

17. Employment at Will; No Future Awards. This Agreement is not an employment agreement and shall not confer upon the Employee any right to continuation of employment by the Company. Nothing contained in this Agreement, and no action of the Company or the Administrator with respect hereto, shall be construed as creating any employment relationship other than one at will nor shall this Agreement interfere in any way with the Company’s right to terminate Employee’s employment at any time. This grant of Restricted Stock Units is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.

18. Section 409A. The Restricted Stock Units granted under this Agreement are intended to comply with or be exempt from Section 409A, and ambiguous provisions of this Agreement, if any, shall be construed and interpreted in a manner consistent with such intent. This Agreement shall not be amended in a manner that would cause this Agreement or any amounts payable under this Agreement to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Agreement. If any provision of this Agreement would result in the imposition of an additional tax under Section 409A, that provision will be reformed to avoid imposition of the additional tax. Any Restricted Stock Units that are deferred compensation subject to Section 409A and that settle on account of termination of employment shall be settled only once a “separation from service” within the meaning of Treasury Regulation § 1.409A‑1(h) has occurred. If the Employee is a “specified employee” as defined in Section 409A on the date on which the Employee has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A‑1(h), any Restricted Stock Units settled on account of a separation from service that are deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the fifteenth business day following the expiration of six months from the Employee’s separation from service, (2) the date of the Employee’s death, or (3) such earlier date as complies with the requirements of Section 409A. For purposes of Section 409A, each payment under this Agreement shall be deemed to be a separate payment.

19. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include the Plan (a copy of which has been made available to Employee) and any Exhibits and Schedules that may be appended hereto. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto cause this Restricted Stock Unit Award Agreement to be executed as of the date hereof.
COTERRA ENERGY INC.

By:
Name:
Title:

Employee:

By:
#Participant Name#